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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                     Date of Report:  November 22, 1995
                      (Date of earliest event reported)

     (as depositor under a Pooling and Servicing Agreement dated as of November 1, 1995, as amended, providing for, among other things, the issuance of Mortgage Pass-Through Certificates, Series 1995-5)


                         DLJ Mortgage Acceptance Corp.
            (Exact name of registrant as specified in its charter)

         DELAWARE                        33-77722               13-3460894
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
of Incorporation)                      File Number)          Identification No.)


                  140 Broadway
                  New York, New York             10005
                  (Address of Principal       (Zip Code)
                  Executive Offices)

     Registrant's telephone number, including area code, is (212) 504-3000

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Item 5.   Other Events.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements.

               The financial statements of Financial Guaranty Assurance Inc. incorporated by reference in a Prospectus Supplement dated November 22, 1995, relating to DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1995-5, Class A-1, Class A-2, Class A-3 and Class S were included in reliance upon the reports of Coopers & Lybrand given upon the authority of such firm as an expert in accounting and auditing. The consent of the use of such report is attached hereto as Exhibit 1.

          (b)  Pro Forma Financial Information.

               In connection with the issuance and sale by DLJ Mortgage Acceptance Corp. (the "Company"), and the purchase by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") pursuant to an Underwriting Agreement dated as of November 22, 1995 between the Company and DLJSC, of the DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1995-5, Class A-1, Class A-2, Class A-3 and Class S Certificates, issued pursuant to a Pooling and Servicing Agreement dated as of November 1, 1995 among the Company, as depositor, Imperial Credit Industries, Inc., as master servicer, and Bankers Trust Company, as trustee, DLJSC utilized the written information relating to the Class A Certificates attached hereto as Exhibit 2 (the "Computational Materials"). The Computational Materials are incorporated herein by reference.

          (c)  Exhibits

                    Item 601(a) of
                    Regulation S-K
Exhibit No.         Exhibit No.              Description
-----------         --------------           -----------
     1                    23                 Accountant's Consent

     2                    99                 Computational Materials

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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DLJ MORTGAGE ACCEPTANCE CORP.


                                   By: /s/ N. Dante LaRocca
                                       -------------------------------
                                       Name: N. Dante LaRocca
                                       Title: Senior Vice President

Dated:  November 22, 1995

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                                EXHIBIT INDEX

Exhibit No.           Description                                      Page
-----------           -----------                                      ----
     1                Consent of Coopers & Lybrand L.L.P.                6
     2                Computational Materials                            P